EXHIBIT 5

JAMES N. BARBER
Attorney at Law
Suite 100, Bank One Tower
50 West Broadway
Salt Lake City, UT 84101

Telephone: (801) 364-6500
or



June 5, 2001

Board of Directors
37 Ironia road
Flanders, NJ 07836

R-Tec Technologies, Inc., a New Jersey corporation (the "Company") has informed me of its intention to file a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") concerning three hundred thousand (300,000 ) shares (the "Shares") of its common stock, par value $.00001, with the Securities and Exchange Commission ("SEC"). In connection with the filing of the registration statement, you have requested my opinion regarding the issuance of the shares.

You have represented to me that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in filing all required reports with the SEC and that the Company's Board of Directors has authorized the filing of the Registration Statement on Form S-8. Based on these representations and to the best of my knowledge, I am of the opinion that Form S-8 is a form of registration available to the Company as of the date of this letter. This opinion is conditioned upon the accuracy of the foregoing representations of the Company.

It is also my opinion that the Board of Directors has duly and properly authorized the issuance of up to 300,000 of the Company's common shares as an alternative to the payment of $150,000 in cash compensation to Saul S. Streit under the Consulting Agreement which is the subject of the registration statement. Based thereon, and the fact that the number of shares to be issued pursuant to the contract is within the authorized but unissued common stock of the Company, the shares, when issued, will be validly authorized and issued, fully paid and non-assessable common shares of the Company.

The opinions set forth above are predicated upon and limited to the correctness of the assumptions set forth herein, and are further subject to qualifications, exceptions and limitations set forth below:



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A.  In rendering these opinions, I have assumed that the Company is satisfying the various substantive requirements of Form S-8. I expressly disclaim any opinion regarding the Company's compliance with such requirements.

B. I expressly except from the opinions set forth herein any opinion concerning the need for compliance by any party, specifically the Company, with provisions of the securities laws, regulations, and/or rules of the United States of American, the State of New Jersey, or any other jurisdiction.

C. In expressing the opinions set forth herein, I have assumed the authenticity, accuracy and completeness of all corporate documents, records and instruments provided to me by the Company and its representatives. I have also assumed the accuracy of all statements of fact contained therein. I have assumed the genuineness of signatures, the authenticity of documents submitted as originals, the conformity to the originals of all copies or faxed copies, and the correctness of all such documents, specifically including all reports filed by R-Tec under the Securities Exchange Act of 1934.

D. I expressly except from this opinion any opinion concerning the propriety of any issuance of shares, or the consideration tendered for such shares, , and any opinion concerning the tradeability of any shares whether or not issued under the registration statement.

E. This opinion does not contain, and may not be construed to contain the expression of any opinion as to whether (a) the Plan described in the registration statement is covered by the Employee Retirement Income Security Act of 1974 ("ERISA") or whether the plan is qualified under Section 401(a) of the Internal Revenue Code.

F. The opinions contained herein are rendered as of the date hereof, and I undertake no obligation to advise of any changes in or any new developments which might affect any matters or opinions set fort herein, and I hereby specifically disclaim any such obligations.

This opinion may be relied upon by you only in connection with filing of the registration statement, and I hereby consent to the use of it as an exhibit to the registration statement. This opinion may not be used or relied upon by you or any other person for any purchase whatsoever, without in each instance, my prior written consent.

Sincerely,

/s/ James N. Barber

James N. Barber
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